                       AMENDMENT NO. 1 AND LIMITED WAIVER
                                       TO
                    POST-PETITION LOAN AND SECURITY AGREEMENT


         This AMENDMENT NO. 1 AND LIMITED WAIVER TO POST-PETITION LOAN AND SECURITY AGREEMENT (this "Amendment") is dated as of March 31, 2003, is among the Lenders, BANK OF AMERICA, N.A., as agent for the Lenders ("Agent"), W.R. GRACE & CO. (the "Company") and the Subsidiaries of W.R. Grace and Co. parties hereto (collectively, the "Borrowers").

         WHEREAS, the parties hereto are parties to a Post-Petition Loan and Security Agreement dated as of April 1, 2001 (the "Loan Agreement"); and

         WHEREAS, the parties hereto desire to amend the Loan Agreement as herein set forth:

         NOW, THEREFORE, for and in consideration of the mutual covenants set forth herein and in the Loan Agreement, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.       Amendments.
                  ----------

                  (a) the introductory paragraph to the Loan Agreement is hereby amended by deleting the number "355" appearing in the fourth line therein and inserting "335" in its place.

                  (b) Section 1.4(a) of the Loan Agreement is hereby amended by deleting the amount "$15,000,000" which appears therein and inserting "$25,000,000" in its place.

                  (c) Section 1.7(c) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                  (c) Location of Collateral Each Borrower represents and warrants to the Agent and the Lenders that: (1) Schedule 1.7 sets forth a correct and complete list of each Borrower's state of organization, organizational identification number (if one is issued by such Borrower's state of organization), chief executive office, the location of its books and records, the locations of its Collateral, and the locations of all of such Borrower's other places of business (other than in each case (i) locations of real property where no Borrower has any operations and where no Collateral (other than such real property) is located, (ii) locations of Inventory which have been described to the Agent in writing (including, without limitation, in connection with the delivery of a Borrowing Base Certificate) and (iii) locations of Collateral (other than Inventory or Eligible Fixed Assets) which have been disclosed to the Agent pursuant to the then most recent Quarterly Location Schedule delivered to the Agent pursuant hereto); and (2) Schedule 1.7 correctly identifies any of such facilities and locations that are not owned by a Borrower and sets forth the names of the owners and lessors or sublessors of such facilities and locations. Each Borrower covenants and agrees that it will not
                  (i) maintain any Collateral at any location other than those locations listed for such Borrower on Schedule 1.7 (other than (A) locations of Collateral consisting solely of real property at which no Borrower has any operations, (B) locations of Inventory which have been described to the Agent in writing (including, without limitation, in connection with the delivery of a Borrowing Base Certificate) and (C) locations of Collateral (other than Inventory and Eligible Fixed Assets) which have been disclosed to the Agent pursuant to the most recent Quarterly Location Schedule delivered to the Agent pursuant hereto), (ii) change the state of organization or the location of its chief executive office from the location identified in Schedule 1.7, unless it gives the Agent at least thirty (30) days' prior written notice thereof and executes any and all financing statements and other documents that the Agent reasonably requests in connection therewith. In addition, within 45 days of the end of each calendar quarter, the Borrowers shall deliver to the agent a schedule (a "Quarterly Location Schedule") which lists the locations of the Collateral.

                  (d) Section 1.7(g) of the Loan Agreement is hereby amended by
         (i) deleting the term "20th" each time it appears therein and inserting the term "25th" in its place and (ii) deleting the phrase "an aging" appearing in clause (2) therein and inserting the phrase "a list" in its place.

                  (e) Section 1.7(h)(1) of the Loan Agreement is hereby amended by inserting (i) the parenthetical "(other than the Borrowers' Accounts which are not Eligible Accounts as a result of clause (h) of the definition of "Eligible Accounts" contained herein)" immediately following the phrase "with respect to the Borrowers' Accounts" which appears therein and (ii) the phrase ", or as directed by," immediately following the phrase "goods will have been delivered to" appearing in clause (v) thereof.

                  (f) Section 1.7(i)(1) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                  "(l) Each Borrower represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that all of the Inventory owned by each Borrower is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of each Borrower's business, and is and will be fit for such purposes, except for damaged or defective goods arising in the ordinary course of such Borrower's business. Each Borrower will keep its Inventory in good and marketable condition, except for damaged or defective goods or goods that become obsolete or slow-moving to the extent such obsolete or slow moving goods are not Eligible Inventory as a result of clause (f) or clause (g) of the definition of "Eligible Inventory" contained herein, in each case, arising in the ordinary course of such Borrower's business. No Borrower will, without the prior written consent of the Agent, acquire or accept any goods that, if owned by such Person, would constitute Inventory of such Person, on consignment or approval other than goods that are identifiable by, and segregated from other goods owned by, such Borrower, with a fair market value not in excess of $7,500,000 in the aggregate at any one time. Each Borrower agrees that all Inventory produced by such Borrower in the United States of America will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. Each Borrower will conduct a physical count of the Inventory at least once per Fiscal Year, and after and during the continuation of an Event of Default, at such other times as the Agent requests. The Borrowers will maintain a perpetual inventory reporting system at all times. No Borrower will, without the Agent's written consent, transfer any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis, other than Inventory having an aggregate book value at any time not to exceed $5,000,000 (it being acknowledged and agreed that no such Inventory, whether or not in excess of such amount, shall constitute "Eligible Inventory" as defined herein)."

                  (g) Section 1.7(j)(1) and (2) of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

                  (1) Each Borrower represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that all of the Equipment owned by such Borrower is and will be used or held for use in such Borrower's business, and is and will be fit for such purposes, except for obsolete, damaged, non-functioning or Equipment that has been replaced being held in the ordinary course of business pending repair or disposal. Each Borrower shall keep and maintain its Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof.

                  (2) No Borrower shall permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Agent does not have a Lien. No Borrower will, without the Agent's prior written consent, alter or remove any identifying symbol or number on any of such Borrower's Equipment constituting Collateral.

                  (h) Section 1.7(m) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                  "(m) Power Of Attorney. Each Borrower hereby appoints the Agent and the Agent's designee as such Borrower's attorney, with power: (a) to endorse such Borrower's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Agent's or any Lender's possession; (b) to sign such Borrower's name on any invoice, bill of lading, warehouse receipt or other negotiable or non-negotiable Document constituting Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) to the extent not prohibited by the Bankruptcy Court, notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by the Agent and to receive, open and dispose of all mail addressed to such Borrower; (d) to send requests for verification of Accounts to customers or Account Debtors; (e) to complete in the Borrower's name or the Agent's name, any order, sale or transaction, obtain the necessary Documents in connection therewith, and collect the proceeds thereof; (f) to clear Inventory through customs in such Borrower's name, the Agent's name or the name of the Agent's designee, and to sign and deliver to customs officials powers of attorney in such Borrower's name for such purpose; and (g) to do all things necessary to carry out this Agreement. Each Borrower ratifies and approves all acts of such attorney in connection with this Section 1.7(m). None of the Lenders or the Agent nor their attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law except for their gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied. Except with respect to the power granted to the Agent and the Agent's designees in clause (d) above, the Agent covenants, and the Lenders acknowledge and agree, that the Agent shall not exercise the rights granted to it under this Section 1.7(m) unless an Event of Default exists and is continuing."

                  (i) Section 1.7(o) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                  "(o)     Patent, Trademark And Copyright Collateral.

                           (1) This Agreement is effective to create a valid and
                  continuing Lien on and, together with the Final Order, as applicable, perfected Liens in favor of Agent on each Borrower's patents, trademarks and copyrights.

                           (2) Each Borrower shall notify Agent promptly if it
                  knows or has reason to know that any application or registration relating to any patent, trademark or copyright (now or hereafter existing) material to such Borrower's business may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Borrower's ownership of any patent, trademark or copyright material to such Borrower's business, its right to register the same, or to keep and maintain the same.

                           (3) Upon request of Agent and, in any event, in
                  conjunction with, and within the time provided for, the delivery of the financial projections and capital expenditure budget required pursuant to Section 5.2(f), each Borrower shall provide Agent with a list of its applications for patents and for registrations of trademarks and copyrights with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, and, upon request of Agent, each Borrower shall execute and deliver any and all patent security agreements, copyright security agreements or trademark security agreements as Agent may request to evidence Agent's Lien on such patent, trademark or copyright, and the General Intangibles of each Borrower relating thereto or represented thereby.

                           (4) Each Borrower shall take all actions that it
                  deems necessary or advisable or as requested by Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of such Borrower's patents, trademarks and copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless such Borrower shall reasonably determine that such patent, trademark or copyright is not material to the conduct of its business or such Borrower advises the Agent in writing that such Borrower in the exercise of its reasonable business judgment is not going to maintain or pursue any such application or registration.

                           (5) In the event that any of the material patent,
                  trademark or copyright Collateral is infringed upon, or misappropriated or diluted by a third party, the applicable Borrower shall notify Agent promptly after such Borrower learns thereof. Each Borrower shall, unless it shall reasonably determine that such patent, trademark or copyright Collateral is in no way material to the conduct of its business or operations or such Borrower advises the Agent in writing that such Borrower in the exercise of its reasonable business judgment is not going to sue for infringement, misappropriation or dilution, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Agent shall reasonably deem appropriate under the circumstances to protect such patent, trademark or copyright Collateral."

                  (j) Section 1.7(r)(1) of the Loan Agreement is hereby amended by inserting the phrase "in connection with such sale" immediately after the word "advisable" in the last sentence thereof.

                  (k) Section 2.1(a) of the Loan Agreement is hereby amended by amending and restating the last two sentences thereof to read as follows:

                  The Borrowers shall pay to the Agent, for the ratable benefit of Lenders, interest accrued on all Base Rate Loans in arrears on the first day of each month hereafter and on the Termination Date. The Borrowers shall pay to the Agent, for the benefit of Lenders, interest on all LIBOR Rate Loans in arrears on each LIBOR Interest Payment Date.

                  (l) Section 2.5 of the Loan Agreement is hereby amended by amending and restating in its entirety the first sentence thereof to read as follow:

                  "2.5 Unused Line Fee. On the first day of each month and on the Termination Date, the Borrowers jointly and severally agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the "Unused Line Fee") equal to (x) the product of
                  (i) three-eighths of one percent (.375%) per annum at all times that the Average Daily Outstanding Exposure is equal to or greater than $100,000,000 (ii) one half of one percent (.50%) per annum at all times that the Average Daily Outstanding Exposure is equal to or greater than $50,000,000 but less than $100,000,000 or (iii) five eights of one percent (.625%) per annum at all times that the Average Daily Outstanding Exposure is less than $50,000,000, in each case, multiplied by (y) the amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Revolving Loans and the average daily undrawn face amount of outstanding Letters of Credit during the immediately preceding month or shorter period if calculated for the first month hereafter or on the Termination Date. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All principal payments received by the Agent shall be deemed to be credited to the Borrowers' Loan Account immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this Section 2.5."

                  (m) Section 4.2(a) of the Loan Agreement is hereby amended by deleting the phrase "any Lender" appearing in the fourth line therein and inserting the phrase "such Lender" in its place.

                  (n) Section 5.2(b), (c),(d) and (e) of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

                  "(b) As soon as available, but in any event not later than thirty (30) days after the end of each month, (i) unaudited balance sheets of the Borrowers on a consolidated basis as at the end of such month and as at the end of the prior Fiscal Year, (ii) consolidated unaudited income statements for the Borrowers on a consolidated basis for such month and for the period from the beginning of the Fiscal Year to the end of such month, and for the corresponding periods in the prior Fiscal Year, and (iii) unaudited cash flow statements for the Borrowers on a consolidated basis for such month, for the period from the beginning of the Fiscal Year to the end of such month, and for the period from the Petition Date until the end of such month, all in reasonable detail, fairly presenting the financial position and results of operations of the Borrowers on a consolidated basis as at the date thereof and for such periods, and prepared in accordance with GAAP (except for the absence or abbreviation of footnotes and subject to normal year-end adjustments) applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). The Borrower Representative, on behalf of the Borrowers, shall certify by a certificate signed by its chief financial officer that all such statements have been prepared in accordance with GAAP (except for the absence or abbreviation of footnotes and subject to normal year-end adjustments) and present fairly the financial position of the Borrowers on a consolidated basis as at the dates thereof and the results of operations of the Borrowers on a consolidated basis for the periods then ended.

                  (c) [Intentionally Omitted]

                  (d) [Intentionally Omitted]

                  (e) (i) Within thirty (30) days after the end of each month (other than each December) (and within sixty (60) days after the end of each December), a certificate of the Borrower Representative signed by its chief financial officer setting forth in reasonable detail the calculations required to establish that the Borrowers were in compliance with the covenant set forth in Section 7.22 for the twelve month period ended at the end of such month and (ii) within sixty (60) days after the end of each fiscal quarter a certificate of the Borrower Representative signed by its chief financial officer stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the last day of such quarter as if made at such time, except for those that speak as of a particular date, (B) the Borrowers are, at the date of such certificate, in compliance in all material respects with all of their respective covenants and agreements in this Agreement and the other Loan Documents, and (C) no Default or Event of Default then exists or existed during the period covered by the Financial Statements for such month. If such quarterly certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Borrowers have taken or propose to take with respect thereto."

                  (o) Section 5.2(f) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                  "(f) Not less than forty-five (45) days after the beginning of each Fiscal Year, (i) an annual forecast (to include forecasted consolidated balance sheets, income statements and cash flow statements) for the Borrowers on a consolidated basis as at the end of and for each fiscal quarter of such Fiscal Year and (ii) an annual budget of capital expenditures with respect to the Borrowers on a consolidated basis for such Fiscal Year. The Borrowers shall notify the Agent to the extent that the aggregate capital expenditures of the Borrowers for any Fiscal Year exceeds 120% of the budgeted amount as set forth in such budget for such Fiscal Year, provided pursuant to this Section 5.2(f)."

                  (p) Section 5.2(g) of the Loan Agreement is hereby amended by deleting the word "Promptly" and inserting the phrase "Upon the request of the Agent, promptly" in its place.

                  (q) Section 5.2(h) of the Loan Agreement is hereby amended and restated in its entirety to read as follows.

                  At the Agent's request, within ten Business Days after the later of (i) the date on which the same are sent or (ii) the date of such request, copies of all financial statements and reports which the Company sends to its shareholders generally relating to the business of the Company and its Subsidiaries, and within ten Business Days after the later of (i) the date on which the same are filed or (ii) the date of such request, copies of all reports on Forms 10-K, 10-Q, 8-K, 8 and 10, and Schedules 13D, 13E-3, 13E-4, 13-G, 14D-1 and 14D-9, or
                  successor forms or schedules, and the final prospectus in each effective registration statement (other than registration statements on Form S-8) and each post-effective amendment to such registration statement which the Company may make to, or file with, the Securities and Exchange Commission, and any successor or analogous Governmental Authority.

                  (r) Section 5.2(i) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                  "(i) As soon as available, but in any event not later than 15 days after any Borrower's receipt thereof, a copy of all management reports and management letters prepared for the Company and its consolidated Subsidiaries, by any independent certified public accountants of any Borrower."

                  (s) Section 5.2(k)(ii) of the Loan Agreement is hereby amended by deleting the phrase "fifteen (15)" which appears therein and inserting the phrase "twenty-five (25)" in its place.

                  (t) Section 5.4 of the Loan Agreement is hereby amended by inserting the phrase ",or cause to be provided," following the phrase "shall provide" appearing in the fourth line therein:

                  (u) Section 6.12 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                  "6.12 Litigation. Except as set forth on Schedule 6.12, there is no pending, or to the best of any Borrower's knowledge threatened, action, suit, proceeding, or counterclaim against the Company or any of its consolidated Subsidiaries before any Governmental Authority or arbitrator or panels of arbitrators that (i) may not be stayed as a result of the Bankruptcy Cases and (ii) would reasonably be expected to have a Material Adverse Effect.".

                  (v) Section 6.18 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                  "6.18 Taxes. Each Borrower and each Other Subsidiary have filed all federal (or the equivalent thereof) and other tax returns and reports required to be filed, and have paid all federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable other than (a) in the case of the Borrowers, such taxes, assessments, fees and other governmental charges (i) the payment of which has been stayed as a result of the Borrowers' status as debtors-in-possession in the Bankruptcy Cases or by an order of the Bankruptcy Court, (ii) that are not yet delinquent,
                  (iii) that are being contested in good faith and for which adequate reserves have been established by the Borrowers in accordance with GAAP, or (iv) any portion of such taxes, assessments fees and other governmental charges not so paid to the extent that and only to the extent that such unpaid amount does not exceed $200,000 in the aggregate for all payments due in any calendar year; and (b) in the case of the Other Subsidiaries, such taxes, assessments fees and other charges the nonpayment of which could not reasonably be expected to have a Material Adverse Effect."

                  (w) Section 6.22 of the Loan Agreement is hereby amended by inserting the phrase "as of the date of any such exhibit, report, statement or certificate." immediately before the period at the end of such Section 6.22.

                  (x) Section 6.26 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                  "6.26 Other Subsidiaries. Except for Advanced Refining Technologies LLC, Advanced Refining Technologies LP and The Separations Group, none of the Other Subsidiaries, excluding the Foreign Subsidiaries, owns any material amount of assets or has any material income. None of the Other Subsidiaries owns any patents, trademarks or licenses therefore or other assets that are material to the business operations of any Borrower and which have not been made available to such Borrower by license or other agreement reasonably acceptable to the Agent."

                  (y) Section 7.5(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                  "(b) With respect to the insurance maintained by the Borrowers, the Borrowers shall cause the Agent, for the ratable benefit of the Agent and the Lenders, to be named as secured party or mortgagee and sole loss payee or additional insured, in a manner acceptable to the Agent. Each policy of insurance shall contain a clause or endorsement providing that the insurer will endeavor to give not less than thirty (30) days' (but which may be ten (10) days' for nonpayment of premiums) prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever (provided that such clause or endorsement may provide that the insurer and its agents and representatives shall have no obligation or liability for failure to give such notice). All premiums for such insurance shall be paid by the Borrowers when due, and certificates of insurance and, if requested by the Agent or any Lender, photocopies of the policies, shall be delivered to the Agent, in each case in sufficient quantity for distribution by the Agent to each of the Lenders. If any Borrower fails to procure such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Majority Lenders shall, do so from the proceeds of Revolving Loans."

                  (z) Section 7.7(a) is hereby amended by amending and restating in its entirety the first sentence thereof to read as follows:

                  "The Borrowers shall, and shall cause each of their respective Subsidiaries to, conduct their respective business in material compliance with all Environmental Law applicable to it, including those relating to the generation, handling, use, storage and disposal of any Contaminant."

                  (aa) Section 7.22 is hereby amended and restated in its entirety to read as follows:

                  7.22. EBITDAR. The Borrowers shall have EBITDAR, for the twelve calendar month period ending on the last day of each calendar month set forth below of not less than the amount set forth below for such period:

                                  Calendar Month                             EBITDAR
                                  --------------                             -------
                  April, 2003 through and including March, 2004            $90,000,000

                  April, 2004 through and including March, 2005            $95,000,000

                  April, 2005 and each month thereafter                    $100,000,000


                  (bb) Section 7.24(v)(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                  "(a) working capital and other general corporate purposes arising after the Petition Date or approved by the Bankruptcy Court,"

                  (cc) Section 7.26 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                  "7.26 Accounts. The Borrowers shall continue to cause all proceeds of Accounts (other than Accounts that are not Eligible Accounts as a result of clause (h) in the definition of "Eligible Accounts" contained herein) to be forwarded to lockbox accounts in existence on the date hereof and as described as such on Schedule 6.23 hereof; provided, however, that the Borrowers may add new lockbox accounts or close existing lockbox accounts with the prior written consent of the Agent as long as, with respect to any such new lockbox accounts, a tri-party or other similar agreement in form and substance satisfactory to the Agent is executed by the applicable Borrower, depository bank and the Agent."

                  (dd) Section 8.2(d) is hereby amended and restated in its entirety to read as follows:

                  "(d) The Final Order shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed."

                  (ee) Annex A to the Loan Agreement is hereby amended by amending and restating in their entirety the following definitions:

                  "Final Order" means the final order entered by the Bankruptcy Court in connection with the Bankruptcy Cases, as amended by the Amendment Order.

                  "LIBOR Interest Payment Date" means, with respect to a LIBOR Rate Loan, the Termination Date and the last day of each Interest Period applicable to such Loan.

                  "Restricted Investment" means, as to any Borrower, any acquisition of property by such Person in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription, including in connection with the organization, creation or acquisition of any Subsidiary (each an "Investment"), except the following: (a) acquisitions of Equipment and other capital assets in the ordinary course of business of such Person; (b) acquisitions of Inventory in the ordinary course of business of such Person; (c) acquisitions of current assets acquired in the ordinary course of business of such Person; (d) Investments in Cash Equivalents; (e) Investments by any Borrower in any other Borrower, (f) extensions of trade credit and prepaid expenses made in the ordinary course of business, (g) (i) loans to officers of any Borrower in the ordinary course of business, (ii) loans and advances to employees of any Borrower for travel, entertainment and relocation expenses in the ordinary course of business and (iii) loans by any Borrower to employees in connection with management incentive plans, provided that the aggregate outstanding principal amount of all such loans and advances made pursuant to this clause (g) shall not exceed $5,000,000 at any time; (h) loans, made while no Default or Event of Default has occurred and is continuing, in an aggregate amount not to exceed $11,000,000 at any time outstanding made to ART by W. R. Grace & Co.-Conn.; (i) loans, made while no Default or Event of Default has occurred and is continuing, to The Separations Group in an aggregate amount not to exceed $5,000,000 at any time outstanding; (j) Investments outstanding on the Amendment No. 1 Closing Date and listed on Schedule A-1; (k) Investments, made while no Default or Event of Default has occurred and is continuing, not otherwise permitted hereunder by any Borrower in any Other Subsidiary, provided that (A) immediately prior to and immediately after giving effect to such Investments, Availability equals or is greater than $125,000,000 and
         (B) after giving effect to such Investments, the aggregate then outstanding amount of all such Investments made pursuant to this clause
         (k) subsequent to the Amendment No. 1 Closing Date shall not exceed (i) $20,000,000 in the aggregate on a net annual cash flow basis in the first twelve month period following the Amendment No. 1 Closing Date;
         (ii) $40,000,000 in the aggregate on a net annual cash flow basis cumulatively during the first twenty four month period following the Amendment No. 1 Closing Date; and (iii) $60,000,000 in the aggregate on a net annual cash flow basis cumulatively during the first thirty six month period following the Amendment No. 1 Closing Date (it being agreed that only $22,500,000 of this amount may be invested through transactions which do not require and have not received approval of the Bankruptcy Court); (l) Investments received in connection with the collection of Accounts in the ordinary course of business; (m) Investments received as consideration in connection with any asset sale or other disposition of assets permitted hereunder; and (n) other Investments not otherwise permitted hereunder made by any Borrower, provided that, after giving effect thereto, the aggregate amount of all such Investments made at any time after the Amendment No. 1 Closing Date by all Borrowers under this clause (n) shall not exceed $1,000,000 at any time outstanding.

                  "Stated Termination Date" means April 1, 2006.

                  "Termination Date" means the earliest to occur of (i) the Stated Termination Date, (ii) the date the Total Facility is terminated either by the Borrowers pursuant to Section 3.2 or by the Majority Lenders pursuant to Section 9.2, (iii) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement and (iv) the Effective Date (as defined in the Plan of Reorganization) on which a Plan of Reorganization is approved by the Bankruptcy Court.

                  (ff) Annex A to the Loan Agreement is hereby amended by inserting the following definitions in their proper alphabetical order:

                  "Amendment No. 1 Closing Date" means March 31, 2003.

                  "Amendment Order" has the meaning set forth in that certain Amendment No. 1 and Limited Waiver to Post-Petition Loan and

                  Security Agreement dated as of March 31, 2003 among the Lenders, the Agent and the Borrowers.

                  (gg) The definition of "Adjusted Net Earnings from Operations" set forth in Annex A to the Loan Agreement is hereby amended by deleting the word "and" appearing before clause (g) therein and inserting the following immediately before the period thereof:

                  "and (h) any non-cash charge for which any expenditure would require Bankruptcy Court Approval (which non-cash charges shall not be reduced for any such expenditure made pursuant to Bankruptcy Court approval)."

                  (hh) The definition of "Eligible Inventory" set forth in Annex A to the Loan Agreement is hereby amended by amending and restating in its entirety clause (c) thereof to read as follows:

                  (c) that does not consist of finished goods, raw materials or work in process;

                  (ii) The schedules attached hereto as Annex III shall amend and restate in their entirety the corresponding schedules attached to the Loan Agreement prior to giving effect to this Amendment.

         2. Limited Waiver. Subject to the conditions precedent set forth below, the Agent and the Lenders hereby waive any breach or violation of any Section of the Loan Agreement arising or existing on or prior to the date hereof and to the extent caused solely by the event or circumstances set forth opposite such Section on Annex I attached hereto. This waiver shall be limited precisely as written and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Loan Agreement or any other Loan Document, except to the extent set forth herein or (ii) prejudice any right or remedy that the Agent or the Lenders may have or may have in the future under or in connection with the Loan Agreement or any other Loan Document.

         3. Amendment Fees. The Borrowers, jointly and severally agree to pay the Agent, on the date the Amendment Order is entered (all of which shall be fully earned and nonrefundable as of such date):

                  (a) for the ratable benefit of the Lenders, a facility fee (the "Facility Fee") is the amount of $1,250,000;

                  (b) for the Agent's sole account, a syndication fee (the "Syndication Fee") in the amount of $375,000; and

                  (c) for the Agent's sole account, an administrative fee (the "Administrative Fee"; together with the Facility Fee and the Syndication Fee, collectively referred to as the "Amendment Fees") in the amount of $225,000.

         4. Conditions. (a) This Amendment shall be effective upon satisfaction of the following conditions precedent:

                  (i) This Amendment shall have been executed by each party hereto; and

                  (ii) The Agent shall have received a certificate from the chief financial officer of the Company certifying that (i) immediately after giving effect to this Amendment, all representations and warranties made hereunder, in the Loan Agreement and in the other Loan Documents shall be true and correct as if made on the date hereof, (ii) the Borrowers have performed and complied with all covenants, agreements and conditions contained herein which are required to be performed or complied with by the Borrowers on or before the date hereof and (iii) no Default or Event of Default shall have occurred and be continuing after giving effect to this Amendment.

         (b) The following shall be conditions precedent to the execution of this Amendment:

                  (i) The Agent shall have received (i) copies of the articles of incorporation or certificates of formation or other charter documents of each Borrower, (ii) copies of the bylaws or other similar agreement and all amendments thereto of each Borrower,
             (iii) copies of resolutions of the Board of Directors or similar managing body of each Borrower approving and adopting this Amendment, the transactions contemplated herein and authorizing execution and delivery thereof, in each case, of each Borrower and certified by a secretary or assistant secretary of the Company to be true and correct and in force and effect as of the date hereof,
             (iv) a certificate of the Secretary or Assistant Secretary (or equivalent thereof) of each Borrower certifying as to the incumbency of the officers of each Borrower, and (v) an original, duly certified as of a current date by the applicable Secretary of State, of a good standing certificate issued by the Secretary of the state of incorporation or organization of each Borrower;

                  (ii) The Borrowers shall have paid the Amendment Fees and all other fees and expenses of the Agent and the Attorney Costs incurred in connection with this Amendment and any of the Loan Documents and the transactions contemplated thereby to the extent invoiced;

                  (iii) The Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage as required by the Loan Agreement;

                  (iv) The Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Borrowers and to make copies thereof, and to conduct a pre-extension audit which shall include, without limitation, updated desktop fixed asset appraisals, verification of Inventory, Accounts, and the Borrowing Base, and the results of such examination and audit shall have been satisfactory to the Agent and the Lenders in all respects;

                  (v) All proceedings taken in connection with the execution of this Amendment and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Agent and the Lenders;

                  (vi) The Agent shall have received a copy of the signed order
             (the "Amendment Order") of the Bankruptcy Court in substantially the form of Annex II hereto authorizing and approving the transactions contemplated hereby. The Amendment Order (i) shall be in form and substance satisfactory to the Agent, (ii) shall be certified by the Clerk of the Bankruptcy Court as having been duly entered, (iii) shall have authorized extensions of credit by the Lenders in amounts up to $250,000,000, (iv) shall approve the payment by the Borrowers of all of the fees set forth in Section 3 hereof and in Section 2.5 of the Loan Agreement as amended hereby, and (v) shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed; and

                  (vii) The Agent shall have received an executed tri-party
             agreements in form and substance satisfactory the Agent with respect to lockbox accounts and other relevant accounts of the Borrowers (which agreements shall provide that the Agent may after the occurrence of an Event of Default, direct the applicable bank to transfer funds from the applicable accounts as the Agent directs).

         5.  Reference to and Effect Upon the Loan Agreement.

             (a) Except as specifically amended above, the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

             (b) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

         6. Defined Terms. Except as otherwise defined herein, all defined terms herein shall have the meanings ascribed thereto in the Loan Agreement.

         7. Governing Law. THIS AMENDMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF NEW YORK TO THE EXTENT NOT PREEMPTED BY FEDERAL BANKRUPTCY LAWS; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         8. Headings. Section headings in this amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

         9. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.



                            (Signature Page Follows)

         IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

                                     BANK OF AMERICA, N.A.,
                                     as Agent and Lender


                                     By:
                                        ---------------------------------------
                                     Name:
                                           ------------------------------------
                                     Title:
                                           ------------------------------------


                                      BORROWERS:

                                      W. R. Grace & Co.
                                      A-1 Bit & Tool Co., Inc.
                                      Alewife Boston Ltd.
                                      Alewife Land Corporation
                                      Amicon, Inc.
                                      CB Biomedical, Inc.
                                      CCHP, Inc.
                                      Coalgrace, Inc.
                                      Coalgrace II, Inc.
                                      Creative Food 'N Fun Company
                                      Darex Puerto Rico, Inc.
                                      Del Taco Restaurants, Inc.
                                      Ecarg, Inc.
                                      Five Alewife Boston Ltd.
                                      G C Limited Partners I, Inc.
                                      G C Management, Inc.
                                      GEC Management Corporation
                                      GN Holdings, Inc.
                                      GPC Thomasville Corp.
                                      Gloucester New Communities Company, Inc.
                                      Grace A-B Inc.
                                      Grace A-B II Inc.
                                      Grace Chemical Company of Cuba
                                      Grace Culinary Systems, Inc.
                                      Grace Drilling Company
                                      Grace Energy Corporation
                                      Grace Environmental, Inc.
                                      Grace Europe, Inc.
                                      Grace H-G Inc.
                                      Grace H-G II Inc.


            [Signature Page to Amendment No. 1 and Limited Waiver to
                   Post-Petition Loan and Security Agreement]

                                      Grace Hotel Services Corporation
                                      Grace International Holdings, Inc.
                                      Grace Offshore Company
                                      Grace PAR Corporation
                                      Grace Petroleum Libya Incorporated
                                      Grace Tarpon Investors, Inc.
                                      Grace Ventures Corp.
                                      Grace Washington, Inc.
                                      W. R. Grace Capital Corporation
                                      W. R. Grace & Co.-Conn.
                                      W. R. Grace Land Corporation
                                      Gracoal, Inc.
                                      Gracoal II, Inc.
                                      Guanica-Caribe Land Development
                                        Corporation
                                      Hanover Square Corporation
                                      Homco International, Inc.
                                      Kootenai Development Company
                                      L B Realty, Inc.
                                      Litigation Management, Inc.
                                      Monolith Enterprises, Incorporated
                                      Monroe Street, Inc.
                                      MRA Holdings Corp.
                                      MRA Intermedco, Inc.
                                      MRA Staffing Systems, Inc.
                                      Remedium Group, Inc.
                                      Southern Oil, Resin & Fiberglass, Inc.
                                      Water Street Corporation, each as a
                                        Debtor and a  Debtor-in-Possession


                                      By:
                                          ------------------------------------
                                      Its Senior Vice President or
                                      Vice President



            [Signature Page to Amendment No. 1 and Limited Waiver to
                   Post-Petition Loan and Security Agreement]

                                       CC Partners, as a Debtor and Debtor-in-
                                         Possession

                                         By:   MRA Staffing Systems, Inc.,
                                               a General Partner

                                               By:
                                                  ----------------------------

                                               Its:
                                                   ---------------------------

                                         By:   CCHP, Inc., a General Partner

                                               By:
                                                  ----------------------------

                                               Its:
                                                   ---------------------------


                                       Axial Basin Rand Company, as a Debtor and
                                          Debtor-in-Possession

                                               By:
                                                  ----------------------------

                                               Its:
                                                   ---------------------------


                                           By: Grace A-B II, Inc., a General
                                                 Partner

                                               By:
                                                  ----------------------------

                                               Its:
                                                   ---------------------------

                                           By: Grace A-B, Inc., a General
                                                  Partner

                                               By:
                                                  ----------------------------

                                               Its:
                                                   ---------------------------

                                         Hayden-Gulch West Coal Company, as a
                                            Debtor and Debtor-in-Possession

                                           By: Grace H-G, Inc., a General
                                                  Partner

                                               By:
                                                  ----------------------------

                                               Its:
                                                   ---------------------------

                                           By:   Grace H-G II, Inc., a General
                                                   Partner

                                               By:
                                                  ----------------------------

                                               Its:
                                                   ---------------------------








            [Signature Page to Amendment No. 1 and Limited Waiver to
                   Post-Petition Loan and Security Agreement]

                                          H-G Coal Company, as a Debtor and
                                             Debtor-in-Possession

                                             By: Coalgrace, Inc., a General
                                                   Partner

                                                 By:
                                                    ----------------------------

                                                 Its:
                                                     ---------------------------

                                             By: Coalgrace II, Inc., a
                                                   General Partner

                                                 By:
                                                    ----------------------------

                                                 Its:
                                                     ---------------------------

                                           Dewey and Almy, LLC, as a Debtor and
                                              Debtor-in-Possession

                                             By: W. R. Grace & Co.-Conn.,
                                                   its sole member

                                                 By:
                                                    ----------------------------

                                                 Its:
                                                     ---------------------------


            [Signature Page to Amendment No. 1 and Limited Waiver to
                   Post-Petition Loan and Security Agreement]

                                    TRANSAMERICA BUSINESS CAPITAL
                                    CORPORATION


                                    By:
                                       ------------------------------------

                                    Title:
                                           --------------------------------

                                    Address:  555 Theodore Fremd Avenue
                                              Suite C-301
                                              Rye, New York 10580
                                              Attention:  Dave McCann and Gary
                                              Luks
                                              Facsimile: (914) 921-5883 and
                                              (914) 921-0110

                                    GMAC COMMERCIAL CREDIT LLC

                                    By:
                                       ------------------------------------

                                    Title:
                                           --------------------------------

                                    Address:  1290 Avenue of the Americas
                                              3rd Floor
                                              New York, New York  10104
                                              Attention:  Jane Frangos
                                              Facsimile: (212) 884-7384

                                    THE CIT GROUP/BUSINESS CREDIT

                                    By:
                                       ------------------------------------

                                    Title:
                                           --------------------------------

                                    Address:  1211 Avenue of the Americas
                                              New York, New York  10036
                                              Attention:  Monique Fuller
                                              Facsimile: (212) 536-1293

                                    PNC BANK, NATIONAL ASSOCIATION

                                    By:
                                       ------------------------------------

                                    Title:
                                           --------------------------------

                                    Address:  Two Tower Center Blvd.
                                              8th Floor
                                              East Brunswick, New Jersey 08816
                                              Attention:  Arthur Lippens
                                              Facsimile: (732) 220-4393

                                    BANK OF SCOTLAND

                                    By:
                                       ------------------------------------

                                    Title:
                                           --------------------------------

                                    Address:  311 South Wacker Drive
                                              Suite 1625
                                              Chicago, Illinois 60606
                                              Attention:  Matthew McLaurin
                                              Facsimile: (312) 939-9715

                                    AmSouth Capital Corp.

                                    By:
                                       ------------------------------------

                                    Title:
                                           --------------------------------

                                              Address: 350 Park Avenue
                                              29th Floor
                                              New York, New York 10022
                                              Attention: Frank Marsicano
                                              Facsimile: (212) 935-7458